Exhibit 10.4
Escrow Agreement

This Escrow Agreement is made as of June 26, 2008, among Max Engineering LLC, a Texas limited liability company (“Purchaser”), Lincoln Wind, LLC, a Nebraska limited liability company (“Seller”), Matthew Cumberworth, an individual and sole owner of the Seller (“Owner”), and James Watts, CPA (the “Escrow Agent”).

Purchaser, Seller, and Owner are parties to a certain Asset Purchase Agreement dated June 25, 2008 (the “Agreement”).  The parties hereto are executing and delivering this Escrow Agreement pursuant to Paragraph 4.9(x) of the Agreement, and accordingly, all definitions used in the Agreement are hereby incorporated herein by this reference.  The parties desire the Escrow Agent to hold and dispose of the Escrow Fund (as defined herein), and the Escrow Agent is willing to do so on the terms and conditions herein.

The parties make this Escrow Agreement to ensure the payment in full of all unpaid payroll taxes assessed to Seller through the date of the closing (the “Payroll Taxes”), exclusive of penalties, fees, or interest previously incurred for delinquent payments. Cumberworth agrees to satisfy the Payroll Taxes in full as soon as practicable following the closing contemplated by the Agreement.

Purchaser shall deliver the sum of $37,490.14 (the “Escrow Fund”) to the Escrow Agent, on the condition that when the Tax Liability is satisfied in full and receipt for payment of the Tax Liability is given to the Escrow Agent, the Escrow Fund shall be released to Owner.

Dated June 26, 2008.

Lincoln Wind, LLC		Max Engineering LLC

By	/s/ MATTHEW CUMBERWORTH	By	/s/ ANDREW HIDALGO
	Matthew Cumberworth, Manager		Andrew Hidalgo, Director

Owner		Escrow Agent

	/s/ MATTHEW CUMBERWORTH		/s/ JAMES WATTS
	Matthew Cumberworth		James Watts, CPA